EX-3.(i).2

                    CERTIFICATE OF AMENDMENT

                               TO

            THE RESTATED CERTIFICATE OF INCORPORATION

                               OF

                    INTERSTATE POWER COMPANY

          __________________________________________________

           Under Section 242 of the General Corporation Law
          __________________________________________________


          Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned corporation (the "Corporation") does hereby certify:
          FIRST: That the Board of Directors of the Corporation, at a meeting duly held, unanimously adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation and directing that such amendment be submitted to the stockholders of the Corporation for their approval:
          RESOLVED, that the Restated Certificate of Incorporation of Interstate Power Company be amended by deleting Heading C and Paragraph XII of Article FOURTH in their entirety and inserting in lieu thereof Heading C and Paragraph XII as follows:

                  "C.  Voting Rights of Common
            Stock and Preferred Stock--Certain Voting
                 Rights of Preferred Stock and
                Preference Stock as to Directors

     XII. Except as otherwise required by the statutes of the State of Delaware and as otherwise provided in this Article FOURTH, and subject to the provisions of the By-Laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date for the determination of stockholders entitled to vote, the holders of the Common Stock and the Preferred Stock shall exclusively possess all voting power for the election of directors and for all other purposes, and the holders of the Preference Stock shall have no voting power and shall not be entitled to any notice of or to attend any meeting of stockholders. Except as otherwise required by the statutes of the State of Delaware and as otherwise provided in this Article FOURTH, the holders of the Preferred Stock and the holders of the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, with each share of Preferred Stock and each share of Common Stock being entitled to one vote. Notwithstanding the foregoing, (a) if and whenever full cumulative dividends for four (4) quarterly dividend periods upon any series of Preferred Stock shall be unpaid, the holders of the Preferred Stock as a class, subject to any rights of the holders of the Preference Stock, if any, and without regard to series shall thereafter at all elections of directors have the exclusive right to elect the smallest number of directors of the Corporation that shall constitute a majority of the Board of Directors as then constituted, and the holders of the Common Stock of the Corporation as a class shall have the exclusive right to elect the remaining number of directors of the Corporation, which right of the holders of the Preferred Stock, shall however, cease when full cumulative dividends upon the Preferred Stock of all series then outstanding shall have been paid or declared and set apart for payment (and such full cumulative dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), and/or (b) if and whenever full cumulative dividends for six (6) quarterly dividend periods (whether or not consecutive) upon any series of Preference Stock shall be unpaid, in whole or in part, the number of directors then constituting the full Board of Directors shall be increased by two (said two being referred to as the "additional two directors") and the holders of the Preference Stock as a class and without regard to series shall thereafter at all elections of directors have the exclusive right to elect said additional two directors and the holders of the Common Stock and the Preferred Stock of the Corporation voting as one class, subject to any additional rights of the holders of the Preferred Stock, if any, shall have the exclusive right to elect the remaining number of directors of the Corporation, which right of the holders of the Preference Stock shall, however, cease when full cumulative dividends upon the Preference Stock of all series then outstanding shall have been paid or declared and set apart for payment (and such full cumulative dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable).

     The terms of office of all persons who may be directors of the Corporation at the time when such right to elect a majority of the directors shall accrue to holders of Preferred Stock and/or right to elect such additional two directors shall accrue to holders of Preference Stock shall terminate upon the election of the successors of such majority directors and/or such additional two directors at the next annual meeting of the stockholders or (unless under the provisions of the By-Laws of the Corporation, as then in effect, an annual meeting of the stockholders is to be held within ninety (90) days after such right to elect a majority of directors and/or such additional two directors shall have so accrued) at an earlier special meeting of the stockholders held as hereinafter in this Paragraph XII provided. A special meeting of the stockholders shall be held at any time after such right to elect a majority of the directors shall accrue to holders of Preferred Stock and/or such right to elect such two additional directors shall accrue to holders of Preference Stock upon notice similar to that provided in the By-Laws for an annual meeting, which notice shall be given not more than fifteen (15) days after the accrual of such rights by the President, a Vice-President, or the Secretary, of the Corporation, such meeting to be held not less than sixty (60) nor more than ninety (90) days after the accrual of such rights.

     At the first meeting of stockholders held for the purpose of electing directors during such time as the holders of the Preferred Stock and/or Preference Stock shall have the special rights voting as separate classes to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock, together with the Preferred Stock, shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding Preferred Stock and/or Preference Stock shall be required to constitute a quorum of each such class for the election of directors; provided, however, that in the absence of a quorum of the holders of the Preferred Stock and/or Preference Stock, no election of directors shall be held, but a majority of the holders of the Preferred Stock and/or Preference Stock who are present in person or by proxy shall have power to adjourn the election of the directors to a date not less than fifteen nor more than fifty days from the giving of the notice of such adjourned meeting hereinafter provided for; and provided, further, that at such adjourned meeting, the presence in person or by proxy of the holders of 35% of the outstanding Preferred Stock and/or Preference Stock shall be required to constitute a quorum of each such class for the election of directors. In the event such first meeting of stockholders shall be so adjourned, it shall be the duty of the President, a Vice-President or the Secretary of the Corporation, within ten days from the date on which such first meeting shall have been adjourned, to cause notice of such adjourned meeting to be given to the stockholders entitled to vote thereat, such adjourned meeting to be held not less than fifteen days nor more than fifty days from the giving of such second notice. Such second notice shall be given in the form and manner hereinabove provided for with respect to the notice required to be given of such first meeting of stockholders, and shall further set forth that a quorum was not present at such first meeting and that the holders of 35% of the outstanding Preferred Stock and/or Preference Stock shall be required to constitute a quorum of each such class for the election of directors at such adjourned meeting. If the requisite quorum of holders of the Preferred Stock and/or Preference Stock shall not be present at said adjourned meeting, then the directors of the Corporation then in office shall remain in office until the next annual meeting of the Corporation, or special meeting in lieu thereof and until their successors shall have been elected and qualify. Neither such first meeting nor such adjourned meeting need be held on a date within sixty days of the next annual meeting of the Corporation or special meeting in lieu thereof. At each annual meeting of the Corporation, or special meeting in lieu thereof, held during such time as the holders of the Preferred Stock and/or Preference Stock, voting as separate classes shall have the right to elect Directors, the foregoing provisions of this paragraph shall govern each annual meeting, or special meeting in lieu thereof, as if said annual meeting or special meeting were the first meeting of stockholders held for the purpose of electing directors after the right of the holders of the Preferred Stock and/or Preference Stock, voting as separate classes, to elect Directors, should have accrued with the exception that if, at any adjourned annual meeting, or special meeting in lieu thereof, the holders of 35% of the outstanding Preferred Stock and/or Preference Stock are not present in person or by proxy, all the directors shall be elected by a vote of the holders of a majority of the Common Stock and the Preferred Stock of the Corporation present or represented at the meeting voting as one class; provided, however, that notwithstanding the provisions of this paragraph so long as any shares of the Preferred Stock and/or Preference Stock of the Corporation shall be outstanding, the holders of a majority of the Preferred Stock and/or Preference Stock shall be sufficient to constitute a quorum of the outstanding Preferred Stock and/or Preference Stock for the election of directors.

     No delay or failure by the holders of the Preferred Stock and/or Preference Stock to elect the members of the Board of Directors which such holders are entitled to elect shall invalidate the election of the members of the Board of Directors elected by the holders of the Common Stock and the Preferred Stock voting as one class. Upon the termination of such right of the holders of the Preferred Stock to elect a majority of directors, the terms of office of all the directors of the Corporation shall terminate upon the election of the successors of such directors at the next annual meeting of the stockholders or at an earlier special meeting of the stockholders called in like manner and subject to similar conditions as hereinbefore in this Paragraph XII provided with respect to the call of a special meeting of stockholders for the election of directors by the holders of the Preferred Stock.

     If and when all dividends then in default on the Preference Stock of each series then outstanding shall have been paid, the Preference Stock shall be divested of such voting powers and the terms of office of the additional two directors (whether elected by vote of the holders of Preference Stock or to fill a vacancy) shall forthwith terminate and the number of directors constituting the full Board of Directors shall be reduced accordingly.

     Whenever the Preferred Stock and/or Preference Stock shall be entitled to elect Directors, any holder of such stock shall have the right, during regular business hours, in person or by a duly authorized representative, to examine and to make transcripts of the stock records of the Corporation for the Preferred Stock and/or Preference Stock for the purpose of communicating with other holders of such stock with respect to the exercise of such right of election."

          SECOND: That the amendment to the Restated Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the stockholders of the Corporation, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Michael R. Chase, its President and Chief Executive Officer, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is the Corporation's act and deed, this 3rd day of March, 1997.

                         INTERSTATE POWER COMPANY


                         By:     /s/ Michael R. Chase
                         Name:  Michael R. Chase
                         Title: President
                                and Chief Executive Officer